Exhibit 99.1

News For Immediate Release

Amplify Energy Corp. Announces Second Quarter 2017 Results and 2017 Guidance

HOUSTON, August 9, 2017—Amplify Energy Corp. (OTCQX: AMPY) (“Amplify” or the “Company”) announced today its operating and financial results for the second quarter of 2017 and provided guidance for the third quarter and full year 2017.

Key Highlights

•	Successfully completed financial restructuring, eliminating approximately $1.4 billion in debt, and improved liquidity position by securing a $482.5 million reserve based revolving credit facility

•	Engaged Jefferies LLC to evaluate strategic alternatives and launched process to divest non-core Eagle Ford and South Texas properties

•	Established 2017 guidance for net cash provided by operating activities of $119 million and free cash flow of $44 million

•	Actively mitigated commodity volatility through hedge book with mark-to-market value of approximately $67 million as of August 7, 2017

•	Re-initiated drilling program in East Texas focused on the horizontal development of Cotton Valley and Haynesville Shale formations, targeting 7 wells to be spud before year-end 2017

•	Lowered lease operating expenses 35% on a total dollar basis since 2015

•	Engaged Huron to evaluate G&A expenses and continue cost reduction initiatives

•	Anticipate production growth of approximately 9% from the second quarter to the forecasted midpoint of the fourth quarter based on 2017 guidance

•	Initiated trading on the OTCQX® Best Market under the ticker symbol AMPY

“This has been a transformative quarter for the company and our stakeholders as we completed our financial restructuring, converted to a growth-oriented C-Corp, installed a new board, and launched a strategic review process to best position the company for long-term value,” said Bill Scarff, President and Chief Executive Officer of Amplify. “We are excited about Amplify’s prospects as we continue to work closely with the board to streamline the company and transition to a best in class, low-cost operator. The employees of Amplify are critical to the execution of this plan, and I would like to thank them for their commitment to excellence and their continuing dedication to the success of the organization.”

Key Financial Results

$ in millions	Second Quarter(1) 2017	First Quarter 2017
Average daily production (MMcfe/d)	171.4	192.3
Total revenues	$70.2	$81.4
Total assets	$966.6	$1,911.0
Net Income (loss)	($75.5)	($16.4)
Adjusted EBITDA (a non-GAAP financial measure)	$32.9	$39.3
Total debt (2)	$418.0	$1,566.1
Total debt / Adjusted EBITDA(3)	3.2x	10.0x
Net cash provided by (used in) operating activities(4)	$12.7	$125.8
Total capital	$19.2	$5.0

(1)	All amounts reflect the combined results of the successor period (May 5, 2017 through June 30, 2017) and the predecessor period (April 1, 2017 through May 4, 2017)
(2)	As of June 30, 2017 and March 31, 2017
(3)	Annualized for the respective quarter ended
(4)	Includes $16.9 million of restructuring expenses in the second quarter and $94.1 million of cash settlements received in the first quarter from hedge terminations related to the restructuring

2017 Development Program – Focused on East Texas Growth

“Amplify recently re-initiated a drilling program with one rig focused on our core growth area in East Texas, targeting the horizontal development of the Cotton Valley and Haynesville Shale formations.” said Bill Scarff, President and Chief Executive Officer of Amplify. “As these wells come online, we expect to see overall production increase in the second half of the year, while continuing to improve operating margins, build free cash flow and increase liquidity. Our operating team has a strong track record of delivering high impact horizontal wells in the Cotton Valley formation. We look forward to the continued successful development of our extensive inventory in the area, as well as testing new benches like the Haynesville Shale later in the year.”

The Company is currently in the process of completing its initial two-well pad and first production from these wells is expected in late August. The Company currently intends to drill four additional horizontal Cotton Valley wells and one Haynesville Shale well. This development will be focused on the Joaquin and Tatum fields in Shelby, Rusk and Panola counties in East Texas.

Based on the current drilling program, the Company’s capex program for 2017 is expected to be approximately $70 to $85 million. Approximately 67% of the expected capital spend is forecasted to occur in the second half of the year. The capex range includes the potential for completion design changes to the remaining wells as the Company reviews the results of the current completions. Amplify anticipates spending approximately 66% of this capital in East Texas and 15% in the Eagle Ford, with the remainder focused primarily on infrastructure related capital in California, the Rockies and South Texas.

Amplify posted a supplemental presentation containing additional information related to the Company’s 2017 capital program and guidance on its website earlier today. Amplify also posted an emergence presentation on July 19, 2017, which provides significant operational, financial and strategic updates on the Company. Both of these presentations can be found on the Amplify website, www.amplifyenergy.com, under the Investor Relations section.

Revolving Credit Facility and Liquidity

At emergence on May 4, 2017, Amplify’s credit facility was set at $490 million, to be reduced $2.5 million per month to $475 million by November 1, 2017. As of August 7, 2017, Amplify had total debt of $413 million under its revolving credit facility, with a current borrowing base of $482.5 million. Amplify’s liquidity was $84 million as of August 7, 2017, consisting of $17 million of cash on hand and available borrowing capacity of $67 million (including the impact of $2.5 million in letters of credit).

Eagle Ford and South Texas Divestiture Update

The Company recently launched divestiture processes for its Eagle Ford and South Texas assets. The Eagle Ford properties include a contiguous position of approximately 750 net leasehold acres in the core of the Eagle Ford in Karnes County, Texas. Second quarter 2017 net production associated with the Eagle Ford properties was approximately 1,400 Boe/d (76% oil). The South Texas properties include 70,000 net acres in the heart of the prolific Wilcox and Lobo trends. Second quarter 2017 net production associated with the South Texas properties was 17 MMcfe/d (82% natural gas).

Third Quarter and Full Year 2017 Guidance

The following guidance included in this press release is subject to the cautionary statements and limitations described under the “Forward-Looking Statements” caption at the end of this press release. Amplify’s updated 2017 guidance is based on its current expectations regarding capital expenditure levels and on the assumption that market demand and prices for oil and natural gas will continue at levels that allow for economic production of these products. This guidance has not been adjusted for announced asset divestitures but will be adjusted upon successful transaction completion. A summary of the guidance is presented below:

	Q3 2017E			FY 2017E
	Low		High	Low		High
Net Average Daily Production
Oil (MBbls/d)	9.3	-	9.8	9.2	-	10.0
NGL (MBbls/d)	5.2	-	5.6	4.9	-	5.3
Natural Gas (MMcf/d)	87	-	92	91	-	98
Total (MMcfe/d)	174	-	185	175	-	190

Commodity Price Differential / Realizations (Unhedged)
Oil Differential ($ / Bbl)	$5.00	-	$5.50	$5.00	-	$5.50
NGL Realized Price (% of WTI NYMEX)	42%	-	47%	42%	-	47%
Natural Gas Realized Price (% of NYMEX to Henry Hub)	96%	-	100%	96%	-	100%

Gathering, Processing and Transportation Costs
Oil ($ / Bbl)	$0.65	-	$0.80	$0.65	-	$0.80
NGL ($ / Bbl)	$4.75	-	$5.00	$4.75	-	$5.00
Natural Gas ($ / Mcf)	$0.55	-	$0.65	$0.55	-	$0.65
Total ($ / Mcfe)	$0.44	-	$0.51	$0.44	-	$0.51

Average Costs
Lease Operating ($ / Mcfe)	$1.80	-	$1.91	$1.63	-	$1.77
Taxes (% of Revenue) (2)	6.7%	-	7.1%	5.3%	-	6.2%
Recurring Cash General and Administrative ($ / Mcfe) (3)	$0.54	-	$0.57	$0.53	-	$0.57

Net Cash Provided by Operating Activities (4)		$27			$119

Adjusted EBITDA ($MM) (5)	$30	-	$36	$138	-	$149
Cash Interest Expense ($MM)	$5	-	$7	$23	-	$26
Capital Expenditures ($MM)	$21	-	$27	$70	-	$85
Free Cash Flow (MM) (5)	$2	-	$5	$38	-	$49

(1)	Guidance based on NYMEX strip pricing as of July 28, 2017; Average prices of $49.74 / Bbl for crude oil and $3.14 / Mcf for natural gas for 2017
(2)	Includes production, ad valorem and franchise taxes
(3)	Recurring cash general and administrative cost guidance excludes reorganization expenses and non-cash compensation
(4)	Net Cash Provided by Operating Activities guidance does not include certain restructuring and reorganization expenses, settlements on terminated derivatives or changes in working capital
(5)	Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Free Cash Flow and the reconciliation to the most comparable GAAP financial measure

Hedging Update

Consistent with its hedging policy, Amplify has entered into natural gas, crude oil and NGL derivatives contracts covering the period from July 2017 through December 2019. Amplify’s hedging program is designed to reduce the impact to cash flows from commodity price volatility and targets hedge volumes on approximately 50% of proved developed production on a rolling one to two-year basis. Oil swaps for 2019 were recently added at the levels stated below.

The following table reflects the hedged volumes under Amplify’s commodity derivative contracts and the average fixed or floor prices at which that production is hedged.

Hedge Summary
	Year Ending December 31,
	2017	2018	2019	2020
Natural Gas Derivative Contracts:
Total weighted-average fixed/floor price	$3.96	$3.91	—	—
Total natural gas volumes hedged (MMcf/d)	42.2	36.2	—	—

Crude Oil Derivative Contracts:
Total weighted-average fixed/floor price	$69.53	$75.69	$49.85	—
Total crude oil volumes hedged (Mbbl/d)	4.5	4.0	0.8	—

Natural Gas Liquids Derivative Contracts:
Total weighted-average fixed/floor price	$30.29	$24.13	—	—
Total NGL volumes hedged (Mbbl/d)	2.6	2.2	—	—

Total Derivative Contracts:
Total weighted-average fixed/floor price	$6.60	$6.79	$8.31	—
Total equivalent volumes hedged (Mmcfe/d)	84.8	73.3	4.9	—

(1)	Updated Hedge Schedule as of August 9, 2017
(2)	Represents July through December 2017

Amplify posted an updated hedge presentation containing additional information on its website, www.amplifyenergy.com, under the Investor Relations section.

Public Common Stock Listing Update

Amplify (OTCQX: AMPY) announced on June 21, 2017 that its common stock was approved for trading on the OTCQX® Best Market under the symbol AMPY. Investors can find real-time quotes and market information for the Company on www.otcmarkets.com.

Fresh Start Accounting

Upon emergence from the Chapter 11 proceedings on May 4, 2017, Amplify adopted fresh start accounting as required by GAAP. As a result of the application of fresh start accounting, Amplify’s Selected Operating Data presentations are separated into two distinct periods, the period before May 4, 2017 (labeled Predecessor) and the period after that date (labeled Successor), to indicate the application of different bases of accounting between the periods presented. Despite this separate presentation, there was continuity of Amplify’s operations.

Quarterly Report on Form 10-Q

Amplify’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which Amplify expects to file with the Securities and Exchange Commission on or before August 9, 2017.

Conference Call

Amplify will host an investor teleconference today at 10:00 a.m. Central Time to discuss these operating and financial results. Interested parties may join the webcast by visiting Amplify’s website www.amplifyenergy.com and clicking on the webcast link or by dialing (833) 883-4379 at least 15 minutes before the call begins and providing the Conference ID: 51917049. The webcast and a telephonic replay will be available for fourteen days following the call and may be accessed by visiting Amplify’s website www.amplifyenergy.com or by dialing (855) 859-2056 and providing the Conference ID: 51917049.

About Amplify Energy

Amplify Energy Corp. was formed in May 2017 as the reorganized successor to Memorial Production Partners LP. Amplify is headquartered in Houston, Texas and is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. The Company’s operations are focused in East Texas / North Louisiana, the Rockies, offshore California and South Texas. For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Amplify expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Amplify believes that these statements are based on reasonable assumptions, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Amplify, that may cause Amplify’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K, and if applicable, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. All forward-looking statements speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Amplify undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow. The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures may not be comparable to similarly-titled measures of other companies because they may not calculate such measures in the same manner as Amplify does.

Adjusted EBITDA. Amplify defines Adjusted EBITDA as net income or loss, plus interest expense; income tax expense; depreciation, depletion and amortization; impairment of goodwill and long-lived assets; accretion of asset retirement obligations; losses on commodity derivative instruments; cash settlements received on expired commodity derivative instruments; losses on sale of assets; unit-based compensation expenses; exploration costs; acquisition and divestiture related expenses; amortization of gain associated with terminated commodity derivatives, bad debt expense; and other non-routine items, less interest income; gain on extinguishment of debt; income tax benefit; gains on commodity derivative instruments; cash settlements paid on expired commodity derivative instruments; gains on sale of assets and other, net; and other non-routine items. Adjusted EBITDA is commonly used as a supplemental financial measure by management and external users of Amplify’s financial statements, such as investors, research analysts and rating agencies, to assess: (1) its operating performance as compared to other companies in Amplify’s industry without regard to financing methods, capital structures or historical cost basis; (2) the ability of its assets to generate cash sufficient to pay interest and support Amplify’s indebtedness; and (3) the viability of projects and the overall rates of return on alternative investment opportunities. Since Adjusted EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the Adjusted EBITDA data presented in this press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net cash provided by operating activities.

Free Cash Flow. Amplify defines Free Cash Flow as Adjusted EBITDA, less cash income taxes; cash interest expense; and total capital expenditures. Free cash flow is an important non-GAAP financial measure for Amplify’s investors since it serves as an indicator of the Company’s success in providing a cash return on investment. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities.

Selected Operating and Financial Data (Tables)

Amplify Energy Corp.

Selected Financial Data - Unaudited

Statements of Operations Data

	Successor	Predecessor
(Amounts in $000s, except per unit data)	Period from May 5, 2017 through June 30, 2017	Period April 1, 2017 through May 4, 2017	Three Months Ended March 31, 2017
Revenues:
Oil & natural gas sales	$42,228	$27,686	$81,284
Other income	167	135	96

Total revenues	42,395	27,821	81,380

Costs and Expenses:
Lease operating	18,842	9,582	25,986
Gathering, processing and transportation	4,114	2,737	8,035
Exploration	7	5	16
Production and ad valorem taxes	1,933	921	4,266
Depreciation, depletion and amortization	8,351	9,835	27,882
Impairment of proved oil and natural gas properties	—	—	—
General and administrative	7,382	8,236	23,370
Accretion of asset retirement obligations	1,027	912	2,495
Realized (gain) loss on commodity derivatives	(8,284)	(5,069)	(104,972)
Unrealized (gain) loss on commodity derivatives	6,369	(7,766)	94,731
(Gain) loss on sale of properties	—	—	—
Other, net	—	44	(8)

Total costs and expenses	39,741	19,437	81,801

Operating Income (loss)	2,654	8,384	(421)

Other Income (Expense):
Interest expense, net	(3,797)	(1,843)	(8,400)
Other income (expense)	(6)	2	6
Gain on early extinguishment of debt	—	—	—
Amortization of investment premium	—	—	—

Total Other Income (Expense)	(3,803)	(1,841)	(8,394)

Income before income taxes	(1,149)	6,543	(8,815)
Reorganization items, net	(349)	(81,121)	(7,653)
Income tax benefit (expense)	592	—	91

Net income (loss)	$(906)	$(74,578)	$(16,377)
Net income (loss) attributable to all partners	(906)	(74,578)	(16,377)

Net income (loss) attributable to Memorial Production Partners LP	(906)	(74,578)	(16,377)
Allocation of Net Income (Loss) to:
Net income (loss) attributable to Memorial Production Partners LP	(906)	(74,578)	(16,377)

Limited partners’ interest in net income (loss)	$(906)	$(74,578)	$(16,377)

Earnings per unit:
Basic and diluted earnings per limited partner unit	$(0.04)	$(0.89)	$(0.20)

Selected Financial Data - Unaudited

Operating Statistics

	Successor	Predecessor
(Amounts in $000s, except per unit data)	Period from May 5, 2017 through June 30, 2017	Period April 1, 2017 through May 4, 2017	Three Months Ended March 31, 2017
Oil and natural gas revenue:
Oil Sales	$22,070	$14,466	$41,301
NGL Sales	4,112	3,495	10,608
Natural Gas Sales	16,046	9,725	29,375

Total oil and natural gas sales - Unhedged	$42,228	$27,886	$81,284

Production volumes:
Oil Sales - MBbls	525	315	889
NGL Sales - MBbls	219	160	456
Natural Gas Sales - MMcf	5,092	3,173	9,238

Total - Mmcfe	9,576	6,025	17,311

Total - Mmcfe/d	168.0	177.2	192.3

Average sales price (excluding commodity derivatives):
Oil - per Bbl	$41.93	$45.81	$46.45
NGL - per Bbl	$18.60	$21.90	$23.25
Natural gas - per Mcf	$3.15	$3.06	$3.18

Total - per Mcfe	$4.41	$4.59	$4.70

Average unit costs per Mcfe:
Lease operating expense	$1.97	$1.59	$1.50
Gathering, processing and transportation	$0.43	$0.45	$0.46
Taxes other than income	$0.20	$0.15	$0.25
General and administrative	$0.77	$1.37	$1.35
Depletion, depreciation, and amortization	$0.87	$1.63	$1.61

Selected Financial Data - Unaudited

Balance Sheet Data

	Successor	Predecessor
(Amounts in $000s, except per unit data)	June 30, 2017	March 31, 2017
Total current assets	$110,518	$160,924
Oil and natural gas properties, net	663,867	1,556,906
Total assets	966,625	1,910,988
Total current liabilities	60,970	502,278
Long-term debt	418,000	—
Total liabilities	576,874	1,826,808
Total partners’ equity	389,751	84,180

Selected Financial Data - Unaudited

Statements of Cash Flows Data

	Successor	Predecessor
(Amounts in $000s, except per unit data)	Period from May 5, 2017 through June 30, 2017	Period April 1, 2017 through May 4, 2017	Three Months Ended March 31, 2017
Net cash provided by operating activities	$20,544	$(7,828)	$125,765
Net cash used in investing activities	(9,639)	(2,234)	(4,262)
Net cash provided by (used in) financing activities	(20,094)	(49,820)	(56,854)

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

	Successor	Predecessor
(Amounts in $000s, except per unit data)	Period from May 5, 2017 through June 30, 2017	Period April 1, 2017 through May 4, 2017	Three Months Ended March 31, 2017
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$(906)	$(74,578)	$(16,377)
Interest expense, net	3,797	1,843	8,400
Income tax expense	(592)	—	(91)
Depreciation, depletion and amortization	8,351	9,835	27,882
Impairment of proved oil and gas properties	—	—	—
Accretion of asset retirement obligations	1,027	912	2,495
(Gains) losses on commodity derivatives	(1,915)	(12,835)	(10,241)
Cash settlements on expired commodity derivatives	8,284	5,069	10,826
Restructuring related costs	—	—	7,548
Reorganization costs	349	81,121	7,653
Unit-based compensation expense	526	2,542	1,125
Exploration costs	—	—	16
Loss on settlement of AROs	—	44	(8)
Other	—	15	42

Adjusted EBITDA:	$18,921	$13,968	$39,270

Reconciliation of Free Cash Flow to Net Income (Loss):
Adjusted EBITDA:	$18,921	$13,968	$39,270
Less: Cash interest expense	3,367	1,796	8,249
Less Capital expenditures	14,772	4,438	5,025

Free Cash Flow:	$782	$7,734	$25,996

Selected Operating and Financial Data (Tables) Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures Adjusted EBITDA and Free Cash Flow

	Successor	Predecessor
(Amounts in $000s, except per unit data)	Period from May 5, 2017 through June 30, 2017	Period April 1, 2017 through May 4, 2017	Three Months Ended March 31, 2017
Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities:
Net cash provided by operating activities	$20,544	$(7,828)	$125,765
Changes in working capital	(5,424)	3,325	(12,288)
Interest expense, net	3,797	1,843	8,400
Gain (loss) on terminated commodity derivatives	—	—	(94,146)
Amortization of deferred financing fees	(346)	—	—
Extinguishment of senior notes discounts	—	—	—
Restructuring related costs	—	—	7,548
Reorganization costs	350	16,533	3,887
Exploration costs	—	—	16
Plugging and abandonment cost	—	95	105
Current income tax expense (benefit)	—	—	(17)

Adjusted EBITDA:	$18,921	$13,968	$39,270

Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:
Adjusted EBITDA:	$18,921	$13,968	$39,270
Less: Cash interest expense	3,367	1,796	8,249
Less Capital expenditures	14,772	4,438	5,025

Free Cash Flow:	$782	$7,734	$25,996

(in millions)	Mid-Point For Quarter Ended 9/30/2017	Mid-Point For Year Ended 12/31/2017
Calculation of Adjusted EBITDA:
Net income	$12	$17
Interest expense	6	25
Depletion, depreciation, and amortization	$15	102

Adjusted EBITDA	$33	$144

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$27	$119
Changes in working capital	—	—
Cash Interest Expense	6	25

Adjusted EBITDA	$33	$144

Reconciliation of Adjusted EBITDA to Free Cash Flow:
Adjusted EBITDA	$33	$144
Cash Interest Expense	(6)	(25)
Capital expenditures	(25)	(78)

Free Cash Flow	$3	$41

Contacts

Amplify Energy Corp.

Bobby Stillwell – Chief Financial Officer

(713) 588-8347

bobby.stillwell@amplifyenergy.com

Martyn Willsher – Treasurer

(713) 588-8346

martyn.willsher@amplifyenergy.com